Exhibit 10.1

LOAN SERVICING AGREEMENT

AND AUTHORIZATION TO COLLECT

This Agreement is entered into as of the date set forth below by and between                    ,                     , a                     ,                      corporation (“Broker”) and the undersigned beneficiary (“Beneficiary”) for the purpose of establishing the terms, conditions and authority for the servicing of a loan evidenced by a promissory note (the “Note”) and deed of trust (the “Deed of Trust”), described as follows:

Borrower:

Loan Amount:	Term:	Interest Rate:	%

Late Charge:	Prepayment Bonus:	Yes	☐	No	☒

Deed of Trust Recorded: Series #	County	, CA

Beneficiary’s Investment:	Percentage of Ownership:	%

It is understood that the Beneficiary’s interest in said Note may be a fractional undivided ownership interest, and that other lenders (“partial beneficiaries”) also may own fractional undivided interests in said Note. Beneficiary and the other partial beneficiaries (collectively “Beneficiaries”) are not engaged in a partnership or joint venture, but their relationship is specifically agreed to be that of tenants in common. This Agreement shall be executed in counterpart by all Beneficiaries, each of which shall be deemed an original and all of which together shall constitute one agreement, and the terms hereof shall be uniformly binding upon and enforceable by Beneficiary and all other partial beneficiaries, against Broker and as between themselves. If Broker has previously originated and funded the Note and Deed of Trust in Broker’s own name or the interest in the Note and Deed of Trust covered herby were previously held by another investor, Broker agrees to cause the Note to be duly endorsed or assigned to Beneficiary and to cause an assignment of the Deed of Trust to be recorded in favor of Beneficiary in the official records of the county where the security property is located within ten (10) business days after Broker receives any funds from Beneficiary or after close of escrow.

Beneficiary hereby appoints Broker to service the Note on his behalf from and after the close of escrow, to hold the original Note and the original Deed of Trust as Beneficiary’s agent, and to deliver copies of all other documents as provided in Beneficiary’s escrow instructions executed in connection with this loan transaction to Beneficiary at the address indicated below. Such servicing activities shall include all activities reasonably and customarily required to collect, disburse and account for payment of principal, interest, late charges and prepayment bonuses under the Note and to enforce all the terms and provisions of the Note and Deed of Trust including, without limitation, the commencement of foreclosure proceedings. Broker accepts such appointment and agrees to use diligence in the performance of its duties hereunder.

Broker further agrees as follows: (1) All loan payments received by Broker hereunder shall be deposited immediately into Broker’s trust account, which trust account shall be maintained in accordance with the provisions of law and regulations applicable to trust accounts of licensed real estate Brokers and in accordance with the provisions of subsection 10238(k) of the California Real Estate Law; (2) Such loan payments shall not be commingled with the other assets of Broker or any affiliate, or used for any transaction other than the transaction for which such funds are received by Broker; (3) All loan payments received on the Note (less service fees as described below and other costs, charges, and anticipated foreclosure expenses) shall be transmitted to Beneficiary and the other partial beneficiaries pro rata according to their respective percentage ownership interests in the Note within 25 days after receipt thereof by Broker; (4) Broker shall provide Beneficiary with a monthly and annual accounting of Beneficiary’s interest in the Note in conformance with Section 10233(b) of the California Real Estate Law; (5) Broker shall use diligence and care to assure that proper casualty insurance is maintained on the real property covered by the Deed of Trust or Deeds of Trust securing the Note; (6) Broker shall issue demands for payment and otherwise enforce the terms of the Note in accordance with its established policies; (7) Broker shall file a request for Notices of Default on prior encumbrances unless Broker will receive such notices pursuant to California Civil Code Section 2924(b), and Broker will promptly notify Beneficiary of any such defaults or on the Note covered hereby; and (8) To the extent required by subsection 10238(k)(3) of the California Real Estate Law, Broker will arrange for the inspection of Broker’s trust account by an independent certified public accountant and forward the report of such accountant to the California Commissioner of Real Estate if and to the extent, in the manner, required by law.

        In the event of any default by the obligor or obligors under the Note, Broker shall perform all acts and execute all documents necessary to exercise the power of sale contained in the Deed of Trust or Deeds of Trust securing same, including without limitation the following: Substitute trustees, select a foreclosure agent, give demands, accept reinstatements, commence litigation to enforce the collection of the Note, obtain relief from any court-ordered stay of foreclosure proceedings, defend any litigation which may seek to restrain said foreclosure, receive a trustee’s deed for the benefit of Beneficiaries, as tenants-in-common, and otherwise to do all things reasonably necessary or appropriate to enforce Beneficiary’s rights under the Note and Deed of Trust or Deeds of Trust. Beneficiary hereby authorizes Broker to initiate, maintain and/or defend any such legal actions or proceedings in the name of Beneficiary, and to employ attorneys therefor at Beneficiary’s expense. Broker agrees to notify Beneficiary in writing within fifteen (15) days after the occurrence of any of the following events: (1) the recording of a notice of default on behalf of Beneficiary; (2) the recording of a notice of trustee’s sale on behalf of Beneficiary together with a copy of such notice; (3) the receipt of any payment constituting an amount equal to or greater than five monthly installment payments together with a request for partial or full reconveyance of the real property covered by the Deed of Trust, with any necessary or appropriate transfer or delivery instructions; (4) receipt by Broker on behalf of Beneficiary of any request for reconveyance of the Deed of Trust together with a copy of such request; or (5) delinquency of any installment or other obligation under the Note for more than 30 days.

Beneficiary agrees that Broker shall not be liable for any costs, expenses or damages that may arise from or in connection with any acts or omissions of Broker or its agents or employees hereunder, so long as any such act or omission shall have been undertaken in good faith, notwithstanding any active or passive negligence (whether sole or contributory) of Broker or its agents or employees, and Beneficiary shall hold Broker harmless therefrom.

In consideration for the services to be rendered hereunder, Broker shall be entitled to receive an annual service fee equal to one quarter of one percent (0.25%), or such lesser amount as may be agreed to by Broker and Beneficiary from time to time, of the outstanding principal balance of the Note, payable in equal monthly installments, or in other periodic payments if payments by obligor are made other than monthly. Broker is hereby authorized to deduct and retain all such service fees from the collected monthly loan payments or be paid by beneficiary monthly.

In the event of default in payment of any sum due under the Note, Broker shall be authorized to advance such payments to Beneficiary, but shall have no obligation whatsoever to do so. In the event the source for any payment to Beneficiary is not the obligor under the Note, then Broker shall inform Beneficiary of the actual source of such payment. Broker shall also be authorized to advance monthly payments or other sums to any senior lien holder, to pay insurance and taxes and to pay any other expenses reasonably incurred in connection with the enforcement of the Note and the protection of the security of the Deed of Trust securing same, but shall have no obligation whatsoever to do so. In the event of such advance by Broker, Broker shall, not later than 10 days after making any such payment, notify Beneficiary in writing of the date and amount of payment, the name of the payee, the source of funds and the reason for the payment.

In the event of a default under the Note or Deed of Trust, or any foreclosure action, legal action, sale or any other event in which payments are advanced to Beneficiary or any other person or expenses are incurred to protect the rights of Beneficiary under the Note and Deed of Trust, then Beneficiary agrees to pay (or reimburse Broker for) his pro rata share of such advances and expenses upon demand therefor by Broker, according to his respective ownership interest in the Note. In the event Beneficiary fails to pay such sums upon demand, then the following provisions shall apply: (1) interest shall accrue on such sums at the same rate as is provided in the Note, and (2) Broker and the other partial beneficiaries shall have the option, but not the obligation, to advance such sums for the benefit of Beneficiary. All sums thereafter collected by Broker hereunder shall be applied in the following priority; (1) first, to the reinstatement of any senior liens or encumbrances; (2) Second, to reimburse Broker for any advances made by Broker hereunder; (3) Third, to reimburse all Beneficiaries for any advances made to enforce the Note or protect the security of the Deed of Trust or Deeds of Trust securing same, in the same order as such advances were made; (4) Fourth, to the payment of interest under the Note; (5) Fifth, to the payment of accrued but unpaid principal under the Note (such principal and interest to be allocated among all Beneficiaries; and (6) Thereafter, any remaining sums shall be allocated to all Beneficiaries in accordance with their respective undivided interests in the Note.

In the event Beneficiary assigns his interest in the Note to any person, such assignment shall be evidenced by execution and delivery to Broker of an assignment or endorsement of the Note and a recordable assignment of the Deed of Trust, and the assignee shall be required to execute a counterpart of this Agreement.

Beneficiaries holding more than 50% of the unpaid dollar amount of the Note may determine and direct the actions by Broker on behalf of all partial Beneficiaries in the event of default or with respect to other matters requiring the direction or approval of the Beneficiaries under this Agreement.

Beneficiary is hereby notified of his, her or its right to receive a copy of the appraisal or Broker’s evaluation of the real property covered by the Deed of Trust that was prepared in connection with the origination of the Note and Deed of Trust.

Upon any default under the Note or Deed of Trust Beneficiary shall have the right to (1) direct the Trustee under the Deed of Trust to exercise the power of sale contained therein, or (2) to bring an action of judicial foreclosure, in which event all other partial Beneficiaries shall be joined therein. Beneficiary understands and acknowledges that, if the power of sale under the Deed of Trust securing the Note is exercised, all Beneficiaries may acquire fee title to the security property as tenants-in-common. In such event, reasonable cooperation between all Beneficiaries will be essential for the protection of this investment, and Beneficiary therefore agrees to execute in favor of Broker a special power of attorney authorizing Broker on behalf of Beneficiary to list and market, the security property and to negotiate the sale of such property, execute sales contracts as agent for Beneficiary and consummate such sale in Beneficiary’s name, place and stead and on Beneficiary’s behalf, all on such terms and conditions as Broker may deem proper and reasonable; provided, that any sale that will generate net sales proceeds to Beneficiary, after payment of all selling expenses, in an amount less than the outstanding principal balance of the Note as of the date of the foreclosure sale, shall be subject to approval by more than 50% of the partial Beneficiaries under the Note and Deed of Trust.

Beneficiary hereby authorizes Broker, as Beneficiary’s agent, to receive and act upon any Notice of Rescission delivered by any borrower under the Truth in Lending Simplification and Reform Act (the “Act”) with respect to the Note or any refinancing thereof. In the event that Beneficiary is a creditor as defined in the Act, Beneficiary hereby agrees that Broker shall comply with all requirements of the Act and regulations issued thereunder , and to give all written disclosures required thereby.

In the event at the time of maturity of this Note, the borrower is in the process of refinancing the loan with the assistance of Broker, the Beneficiary agrees to extend the term of this loan for an additional period not to exceed (90) days or such other period of time to which the Broker and Beneficiary agree. All other terms and conditions of the original Promissory Note shall continue in full force and effect during said extension period.

This Agreement may be terminated by the parties as follows: (1) by Broker, at any time, upon 30 days written notice to Beneficiary; provided, however, if there are multiple Beneficiaries and the Note and Deed of Trust were sold by Broker pursuant to the exemption contained in Section 10238 of the California Real Estate Law, then Broker shall not have the right to terminate this Agreement without the approval of Beneficiaries holding more than 50% of the outstanding ownership interests in the Note; or (2) by Beneficiary and/or other partial Beneficiaries holding more than 50% of the outstanding ownership interests in the Note, upon 30 days written notice to Broker. Beneficiary understands that this Agreement may not be terminated by Beneficiary alone without the written consent of such majority interest of all owners of the Note, and further that other partial Beneficiaries have the right to terminate this Agreement as to all Beneficiaries including the undersigned Beneficiary, without Beneficiary’s consent, if such other partial BENEFICIARIES constitute more than 50% of the interests of all owners of the Note. In such event, Beneficiary agrees to accept the substitution of any servicing agent chosen by such majority interest so long as the compensation to be paid shall not exceed the amounts set forth herein.

By signing below, Beneficiary hereby acknowledges receipt of a copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set forth below.

Broker:	, a
corporation

By:
,

Date:

Beneficiary:	a
limited liability company

	By:	,
a corporation
Its:

,

Date:

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